Exhibit 99.2

Press release

Immedica to acquire biopharmaceutical company Marinus Pharmaceuticals, Inc.

Stockholm, Sweden and Radnor, Pa. – December 30, 2024 - Immedica Pharma AB (Immedica), a leading global rare disease company, and Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS), a pharmaceutical company committed to improving the lives of patients with seizure disorders, today announced that they have entered into an agreement and plan of merger under which Immedica has agreed to acquire Marinus, by means of a tender offer and subsequent merger.

The acquisition complements and further strengthens Immedica’s global rare disease business by adding ZTALMY® (ganaxalone) oral suspension, CV, a neuroactive steroid gamma-aminobutyric acid (GABA)-A receptor positive modulator, approved by the U.S. Food and Drug Administration (FDA) in March 2022 for the treatment of seizures associated with cyclin-dependent kinase-like 5 (CDKL5) deficiency disorder (CDD) in patients two years of age and older.

Transaction rationale and details in brief:

•	Adds global rights to ZTALMY, a commercial-stage rare neurology medicine approved by FDA, the European Commission (EC), the UK Medicines and Healthcare products Regulatory Agency (MHRA) and the National Medicines Product Administration (NMPA) in China with potential for further approvals worldwide.
•	Accelerates Immedica’s growth into the North American market, providing an immediate revenue-generating rare disease product and an experienced commercial team upon closing of the transaction.
•	Acquisition is expected to accelerate Immedica’s revenue growth, adding a commercial-stage asset in the United States, with the potential for further expansion globally.
•	Immedica to commence a cash tender offer to acquire all issued and outstanding shares of Marinus for USD 0.55 per share, corresponding to an implied enterprise value of approximately USD 151 Million.
•	Transaction is expected to close in Q1 2025.

“The acquisition of Marinus represents a transformative step in Immedica’s journey to further strengthen our position as a leading rare disease company. By adding ZTALMY to our portfolio, we significantly strengthen our capabilities and expand our presence in the United States, marking a new chapter in our mission to deliver impactful therapies for underserved patient populations,” said Anders Edvell, M.D. Ph.D. and Chief Executive Officer of Immedica.

“Immedica is dedicated to addressing significant unmet medical needs in rare diseases, ensuring patients receive the innovative treatments they deserve. Within CDD, patients with refractory seizures face particularly challenging circumstances due to insufficiently effective existing therapies. The addition of ZTALMY allows us to offer a differentiated solution, with the potential to improve care and outcomes for these patients,” he concluded.

“I am proud of the dedication and passion of our team at Marinus, which allowed us to deliver the first and only FDA-approved treatment for seizures associated with CDKL5 deficiency disorder in patients two years of age and older,” said Scott Braunstein, M.D., Chairman and Chief Executive Officer of Marinus. “With a shared commitment to improving the lives of rare disease patients, this acquisition is expected to enable ZTALMY to make an even greater impact on patients, while providing meaningful value for Marinus’ stockholders.”

Transaction details

Under the terms of the merger agreement, Immedica, through a wholly owned, direct subsidiary, will initiate a tender offer to acquire all the outstanding shares of Marinus common stock for a cash purchase price of USD 0.55 per share, representing a premium of 48% based on Marinus’ closing share price as of December 27th and a premium of 97%, based on the 30-day volume-weighted average price of USD 0.28 per share preceding the announcement of the transaction. The Board of Directors of Marinus has unanimously approved the transaction and recommended that the stockholders of Marinus tender their shares in the tender offer. Immedica has received an undertaking from each director and named executive officer of Marinus to tender their respective shares in favor of the transaction.

The transaction represents the culmination of Marinus’ review of strategic alternatives, which it announced on October 24, 2024, with the goal of maximizing value for its stockholders.

The closing of the tender offer will be subject to customary conditions, including the tender of shares which represent at least a majority of the total number of Marinus’ outstanding shares of common stock. Upon the successful completion of the tender offer, Immedica would acquire any shares of Marinus’ common stock not tendered through a second-step merger effected for the same per share consideration. The transaction is expected to close in Q1 2025.

Advisors

MTS Health Partners LP is acting as Immedica’s exclusive financial advisor in connection with the transaction. Gibson, Dunn & Crutcher LLP is acting as legal counsel to Immedica and Fuchs Patentanwälte Partnerschaft mbB is acting as intellectual property counsel on this transaction, Barclays Capital Inc. is acting as Marinus´ exclusive financial advisor in connection with the transaction. Hogan Lovells LLP is acting as legal counsel to Marinus on this transaction.

About ZTALMY® (ganaxolone) oral suspension

ZTALMY (ganaxolone) is a neuroactive steroid GABAA receptor modulator that acts on a well-characterized target in the brain known to have anti-seizure effects. It is a prescription medicine that has been approved by the U.S. FDA, EC, the MHRA, and the China NMPA for appropriate patients with CDKL5 deficiency disorder.

U.S. Prescribing Information for ZTALMY® (ganaxolone) oral suspension CV.

European Union Summary of Product Characteristics for ZTALMY.

About Marinus Pharmaceuticals

Marinus is a commercial-stage pharmaceutical company dedicated to the development of innovative therapeutics for seizure disorders. The Company’s product, ZTALMY® (ganaxolone) oral suspension CV, is an FDA-approved prescription medication introduced in the U.S. in 2022. For more information, please visit www.marinuspharma.com and follow us on Facebook, LinkedIn and X.

About Immedica

Immedica is a pharmaceutical company, headquartered in Stockholm, Sweden, focused on the commercialization of medicines for rare diseases and specialty care products. Immedica’s capabilities cover marketing and sales, compliance, pharmacovigilance, quality assurance, regulatory, medical affairs and market access, as well as a global distribution network serving patients in more than 50 countries. Immedica is fully dedicated to helping those living with diseases which have a large unmet medical need. Immedica’s therapeutic areas are within genetic & metabolic diseases, hematology & oncology and specialty care.

Immedica was founded in 2018 and employs today around 130 people across Europe, the Middle East and the United States. Immedica is backed by the investment firms KKR and Impilo. For more information visit www.immedica.com

Important information

The tender offer for the outstanding shares of common stock of Marinus Pharmaceuticals, Inc. referenced in this press release has not yet commenced. This document is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Marinus’, nor is it a substitute for the tender offer materials that Immedica and Matador Subsidiary, Inc., a Delaware corporation and direct, wholly owned subsidiary of Immedica (“Purchaser”) will file with the U.S. Securities and Exchange Commission (the “SEC”), upon commencement of the tender offer. The solicitation and offer to buy the shares of Marinus’ common stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Parent and the Purchaser intend to file with the SEC. At the time the tender offer is commenced, Immedica and Purchaser will file a Tender Offer Statement on Schedule TO and related materials, including, an offer to purchase, a letter of transmittal and other related documents with the SEC, and thereafter Marinus will file a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Marinus, Immedica and Purchaser intend to mail these documents to the stockholders of Marinus. Marinus’ stockholders and other investors are urged to read carefully the tender offer materials (including an Offer to Purchase, a related letter of transmittal and certain other tender offer documents) and the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, and any amendments or supplements thereto, when they become available because they will contain important information that holders of Marinus’ securities and other investors should consider before making any decision with respect to the tender offer. The Offer to Purchase, the related letter of transmittal, and certain other tender offer documents, as well as the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all stockholders of Marinus at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Marinus will be available free of charge on Marinus’ website at https://ir.marinuspharma.com/investors/ or by contacting Marinus’ investor relations by email at Investors@marinuspharma.com.

Forward-looking statements

This press release contains forward-looking statements related to Immedica, Marinus and the proposed acquisition of Marinus by Immedica (the “Transaction”) that involve risks and uncertainties and reflect each of Immedica’s and Marinus’ judgment as of the date of this press release. These forward-looking statements generally are identified by words such as “believe,” “can,” “could,” “seek,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “might,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, many of which are outside of Immedica’s and Marinus’ control. These forward-looking statements include, without limitation, statements regarding: the timing of the Transaction and when and whether the Transaction ultimately will close; the potential contributions the Transaction is expected to bring to Immedica; the expected impact on Immedica’s future financial and operating results; Marinus’ plans, objectives and expectations and intentions; the financial condition, results of operations and respective businesses of Marinus and Immedica; and any potential strategic benefits, synergies or opportunities expected as a result of the proposed Transaction. Many factors could cause actual future events to differ materially from Immedica’s and Marinus’ expectations, including, without limitation: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that Immedica may not receive sufficient number of shares tendered from Marinus’ stockholders to complete the tender offer; the possibility that competing offers will be made; litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each of Immedica, Purchaser or Marinus to consummate the Transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into between the companies; other business effects, including the effects of industry, economic or political conditions outside of the companies' control; the impact of competitive products and pricing; the effect of the announcement or pendency of the Transaction on Immedica’s or Marinus’ ability to retain and hire key personnel; competitive responses to the Transaction; unexpected costs, charges or expenses resulting from the Transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; Immedica’s ability to achieve the growth prospects and synergies expected from the Transaction, as well as delays, challenges and expenses associated with integrating Marinus with its existing businesses; legislative, regulatory and economic developments; and other risks described in Immedica’s and Marinus’ respective prior press releases and listed under the heading "Risk Factors" in Marinus’ reports filed with the U.S. Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by Marinus and the Schedule TO and related tender offer documents to be filed by Immedica and Purchaser prior to the completion of the Transaction. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Investors are cautioned not to put undue reliance on forward-looking statements, and each of Immedica and Marinus assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither Immedica nor Marinus gives any assurance that either Immedica or Marinus will achieve its expectations.

Immedica contact:

Linda Holmström
Head of Communications
linda.holmstrom@immedica.com

Marinus contact:

Molly Cameron

Director, Corporate Communications & Investor Relations

Marinus Pharmaceuticals, Inc.

mcameron@marinuspharma.com